Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-187706) of our report dated Mach 17, 2014, relating to the financial statements of Asterias Biotherapeutics, Inc. and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein Kass

New York, New York
April 17, 2014